UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: Dece3mber 15, 2014

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02 Termination of a Material Definitive Agreement.

Pay Off of Amounts Outstanding Under Term Loan Agreement with Deutsche Bank Trust Company Americas

On December 15, 2014, Viggle Inc. (the “Company”) paid off all amounts outstanding under its Term Loan Agreement (the “DB Line”), dated as of March 11, 2013, with Deutsche Bank Trust Company Americas (“DB”).  The principal amount of the DB Line was $15,000,000, and the Company paid off the DB Line in its entirety.  After this payoff, the DB Line is now retired.

Drawdown Under Line of Credit Promissory Note

As reported in the Current Report on Form 8-K filed by Viggle Inc. (the “Company”) on October 27, 2014, the Company and Sillerman Investment Company III LLC (“SIC III”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which SIC III agreed to purchase certain securities issued by the Company.  Pursuant to the Securities Purchase Agreement, the Company issued to SIC III a Line of Credit Promissory Note (the “Note”), pursuant to which SIC will make advances to the Company in an amount not to exceed $20,000,000 in the aggregate.  As reported in the Company’s Current Report on Form 8-K on October 27, 2014, 2014, SIC III previously advanced $4,500,000 under the Note.  In addition, pursuant to the terms of the Securities Purchase Agreement, the Company also agreed to issue to SIC III warrants to purchase 50,000 shares of the Company’s common stock for each $1,000,000 of amounts advanced by SIC III pursuant to the Note.  The Securities Purchase Agreement provides that the exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants will be subject to approval of the Company’s stockholders.

On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500,000 pursuant to the terms of the Note.  Together with amounts previously advanced under the Note, the total outstanding principal amount of the Note is now $20,000,000.  The Note provides for a 3% discount, such that the actual amount funded by SIC III was 3% less than the associated principal amount of the advance. In addition, in accordance with the Securities Purchase Agreement, the Company also issued to SIC III warrants to purchase 775,000 shares of the Company’s Common Stock at an exercise price of $3.63, which is 10% above the closing price of the Company’s shares on the date prior to issuance.  Exercise of these warrants will be subject to approval of the Company’s stockholders.

The Company used the proceeds of this advance to pay off amounts outstanding under the DB Line.

The terms of the Securities Purchase Agreement, the Note and the Warrants are described in the Company’s Current Report on Form 8-K as filed on October 27, 2014, and are qualified in their entirety by reference to the full text of such transaction documents as set forth on Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K, each of which is incorporated herein by reference.

16b-3 Approvals

The Board of Directors also unanimously approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, each transaction described in the foregoing sections and each transaction arising out of or under the Securities Purchase Agreement, the Note and the warrants.

Special Committee Action

Because the transactions described in the foregoing sections were between the Company and Robert F.X. Sillerman or an affiliate of Robert F.X. Sillerman, who is the Executive Chairman and Chief Executive Officer of the Company, the Company formed a special committee of independent directors to review the proposed transactions. Such special committee reviewed and unanimously approved such transactions.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.02 above are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: December 17, 2014	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President